SCOLR Pharma, Inc. Enters into Worldwide Licensing Agreement with RedHill Biopharma Ltd.

BOTHELL, WA, May 6, 2010, - SCOLR Pharma, Inc. (NYSE AMEX: DDD) today announced that it has executed a Licensing Agreement with RedHill Biopharma Ltd. an Israeli corporation, (RedHill), granting RedHill the worldwide rights to market and sell ondansetron tablet formulations based on SCOLR’s proprietary extended delivery technology (CDT).  Ondansetron hydrochloride is the active ingredient in Zofran®, GlaxoSmithKline’s drug to prevent chemotherapy and radiation related nausea and vomiting.

Under the terms of the Licensing Agreement, RedHill has agreed to make up front and additional payments to SCOLR up to $600,000 based on achievement of certain regulatory milestones and the first commercial sale of the product and thereafter make payments to the Company up to a maximum of $30 million based on the aggregate net sales by RedHill of the licensed product over a ten year period.

Stephen J. Turner, SCOLR Pharma’s President and CEO, said, “We believe RedHill is a strong partner to collaborate with for the further development of our CDT-based ondansetron tablet formulations. As SCOLR continues to progress its pipeline of products, we will look for key strategic alliances, such as this licensing agreement with RedHill, to maximize the value of our pharmaceutical and nutritional product portfolio.”

Dror Ben-Asher, RedHill’s CEO, said, “CDT-based ondansetron is the latest addition to RedHill’s fast-growing pipeline of late clinical-stage drugs. We are excited about our partnership with SCOLR and intend to vigorously execute upon our development plans for CDT-based ondansetron.”

About RedHill Biopharma
RedHill Biopharma is a pharmaceutical company focused primarily on acquisition and development of late clinical-stage new formulations of existing drugs. For more information please contact: dror@redhillbio.com

About SCOLR Pharma:
Based in Bothell, Washington, SCOLR Pharma, Inc. is a specialty pharmaceutical company focused on applying its formulation expertise and patented CDT platforms to develop novel prescription pharmaceutical, over-the-counter (OTC), and nutritional products. Our CDT drug delivery platforms are based on multiple issued and pending patents and other intellectual property for the programmed release or enhanced performance of active pharmaceutical ingredients and nutritional products. For more information on SCOLR Pharma, please call 425-368-1050 or visit http://www.scolr.com/.

This press release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning expected payments to be made under the licensing agreement referred to herein, expected sales of the licensed products and the expected achievement of certain milestones relevant to the licensing agreement. These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including unanticipated costs and expenses associated with our product development, clinical activities and regulatory review, reductions in our royalty revenues, the continuation of arrangements with our product development partners and customers, competition, government regulation and approvals, and general economic conditions. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstance.

Contacts:
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SCOLR Pharma, Inc.
425.368.1050